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                                                                  EXHIBIT 10(nn)


                               THIRD AMENDMENT TO
                   HASBRO, INC. DEFERRED COMPENSATION PLAN FOR
                             NON-EMPLOYEE DIRECTORS



       The Hasbro, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Deferred Plan") is hereby amended, effective as of December 15, 2005 (except where a different effective date is explicitly set forth), as is set forth below.

       1. The second sentence of Section 1.2 of the Deferred Plan is deleted in its entirety effective December 31, 2005. For 2006 and subsequent years there will be no mandatory deferral into the Stock Unit Account and any other references to a mandatory deferral into the Stock Unit Account are deleted.

       2. Effective December 31, 2005, Exhibit 1 to the Deferred Plan is hereby amended to remove any reference to a minimum mandatory deferral amount into the Stock Unit Account.

       3. Section 1.4 of the Deferred Plan is hereby deleted and replaced in its entirety with the following:

       "1.4 If any individual initially becomes a Director during the calendar year, he or she may elect to defer Director's fees for subsequent services in that calendar year at any time before the start of such Director's term."

       4. The second paragraph of Section 3.5 of the Deferred Plan is hereby deleted in its entirety.

       IN WITNESS WHEREOF, this Third Amendment to the Deferred Plan has been executed by a duly authorized officer of the Company as of this 15th day of December, 2005.


                            HASBRO, INC.


                            By: /s/ Barry Nagler
                                ------------------------------------------------
                            Name:  Barry Nagler
                            Title: Senior Vice President and General Counsel